Exhibit 99.5

VERSO ANNOUNCES UPCOMING DEBT EXCHANGE OFFERS

Will be Conducted in Connection with Verso’s

Planned Acquisition of NewPage Holdings Inc.

MEMPHIS, Tenn. (January 6, 2014) – Verso Paper Corp. (NYSE:VRS) announced today that two of its wholly owned subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc. (the “Issuers”), will commence offers to exchange new Second Priority Adjustable Senior Secured Notes (the “New Second Lien Notes”) and new Adjustable Senior Subordinated Notes (the “New Subordinated Notes”) for any and all of their outstanding 8.75% Second Priority Senior Secured Notes due 2019 (the “Old Second Lien Notes”) and 11 3⁄8% Senior Subordinated Notes due 2016 (the “Old Subordinated Notes”), respectively.

In connection with the exchange offers, the Issuers will solicit consents to amend the Old Second Lien Notes, the Old Subordinated Notes and the indentures governing the Old Second Lien Notes and the Old Subordinated Notes. The proposed amendments, which require the consent of a majority in outstanding aggregate principal amount of the Old Second Lien Notes and Old Subordinated Notes, respectively, will eliminate or waive substantially all of the restrictive covenants, eliminate certain events of default, modify covenants regarding mergers and transfer of assets, and modify or eliminate certain other provisions. In addition, the consents with respect to the Old Second Lien Notes will authorize a release of the liens and security interests in the collateral securing the Old Second Lien Notes. In order to be effected, the collateral release must be consented to by the holders of at least two-thirds in outstanding aggregate principal amount of the Old Second Lien Notes.

The exchange offers and consent solicitations will be conducted pursuant to the Agreement and Plan of Merger dated as of January 3, 2014 (the “Merger Agreement”), among Verso Paper Corp. (“Verso”), Verso Merger Sub Inc. (“Merger Sub”), and NewPage Holdings Inc. (“NewPage”), pursuant to which Verso will acquire NewPage by means of the merger of Merger Sub with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with NewPage surviving the Merger as an indirect, wholly owned subsidiary of Verso. The closing of the Merger is conditioned upon consummation of the exchange offers.

Prior to the consummation of the Merger, the New Second Lien Notes will have substantially the same terms as the Old Second Lien Notes: the New Second Lien Notes will have their original principal amount (total of $396 million), will bear interest at 8.75% per annum, will mature on February 1, 2019, and will be governed by covenants that are substantially the same as the covenants governing the Old Second Lien Notes. If the Merger does not occur, the New Second Lien Notes will retain their original principal amount and these same terms.

Upon the consummation of the Merger, (1) the principal amount of the outstanding New Second Lien Notes will be adjusted such that a holder of $1,000 principal amount of New

Second Lien Notes immediately prior to the Merger will hold $470 principal amount of New Second Lien Notes immediately following the Merger, (2) the maturity date of the New Second Lien Notes will be extended to August 1, 2021, (3) the interest rate will be adjusted such that the New Second Lien Notes will bear interest at the rate of 10% per annum from and after the date of the consummation of the Merger, (4) the optional redemption provisions will be amended, and (5) the New Second Lien Notes will thereafter be governed by different covenants.

Prior to the consummation of the Merger, the New Subordinated Notes will have substantially the same terms as the Old Subordinated Notes: the New Subordinated Notes will have their original principal amount (total of $142.5 million), will bear interest at 11 3⁄8% per annum, will mature on August 1, 2016, and will be governed by covenants that are substantially the same as the covenants governing the Old Subordinated Notes. If the Merger does not occur, the New Subordinated Notes will retain their original principal amount and these same terms.

Upon the consummation of the Merger, (1) the principal amount of the outstanding New Subordinated Notes will be adjusted such that a holder of $1,000 principal amount of New Subordinated Notes immediately prior to the Merger will hold $570 principal amount of New Subordinated Notes immediately following the Merger, (2) the maturity date of the New Subordinated Notes will be extended to August 1, 2022, (3) the interest rate will be adjusted such that the New Subordinated Notes will bear interest at the rate of 11.5% per annum from and after the date of the consummation of the Merger, (4) the optional redemption provisions will be amended, and (5) the New Subordinated Notes will thereafter be governed by different covenants.

The New Second Lien Notes and the New Subordinated Notes will be guaranteed by the wholly owned domestic restricted subsidiaries of Verso Paper Holdings LLC that guarantee its credit facilities. After the Merger, the New Second Lien Notes and the New Subordinated Notes also will be guaranteed by NewPage but not its subsidiaries.

It is expected that the exchange offers and consent solicitations will commence on or about January 13, 2014, and if commenced at that time, will expire at 12:00 midnight, New York City time, on or about February 10, 2014, unless extended or terminated (the “Expiration Time”). The consummation of the exchange offers will be subject to certain conditions, including, among others, the tender of a certain percentage of the aggregate outstanding principal amount of Old Second Lien Notes and the aggregate outstanding principal amount of Old Subordinated Notes.

Holders that validly tender Old Second Lien Notes or Old Subordinated Notes prior to 5:00 p.m., New York City time, on or about January 28, 2014 (as it may be extended, the “Early Tender Time”) will receive, for each $1,000 principal amount of Old Second Lien Notes or Old Subordinated Notes tendered, $1,000 principal amount of New Second Lien Notes or New Subordinated Notes, as applicable (which includes an early tender payment of $30 principal amount of New Second Lien Notes or New Subordinated Notes, as applicable). Holders that validly tender Old Second Lien Notes or Old Subordinated Notes after the Early Tender Time will receive, for each $1,000 principal amount of Old Second Lien Notes or Old Subordinated Notes tendered, $970 principal amount of New Second Lien Notes or New Subordinated Notes, as applicable.

General

The issuance of the New Second Lien Notes and the New Subordinated Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Second Lien Notes and the New Subordinated Notes are being offered and issued only (1) in the United States to holders of Old Second Lien Notes or Old Subordinated Notes that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and (2) outside the United States to holders of Old Second Lien Notes or Old Subordinated Notes that are not U.S. persons in reliance upon Regulation S under the Securities Act. Accordingly, the New Second Lien Notes and the New Subordinated Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The offering documents will be distributed only to holders of Old Second Lien Notes and Old Subordinated Notes that complete and return a letter of eligibility confirming that they are “Eligible Holders” for the purposes of the exchange offers and consent solicitations. Global Bondholder Services Corporation is acting as the Information Agent for the exchange offers. Requests for the offering documents from “Eligible Holders” may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others). Holders that are U.S. persons and not qualified institutional buyers or non-U.S. persons that are not non-U.S. qualified offerees will not be able to receive such documents, but the Issuers will make alternative arrangements available to ensure that they can participate on a comparable basis. Such holders should contact Global Bondholder Services Corporation and, after furnishing proof of their status as non-qualified institutional buyers or non-U.S. persons that are not non-U.S. qualified offerees, will receive information about arrangements available to them.

Neither the boards of directors of the Issuers nor any other person makes any recommendation as to whether the holders of Old Second Lien Notes or Old Subordinated Notes should exchange their notes, and no one has been authorized to make such a recommendation. Holders of Old Second Lien Notes or Old Subordinated Notes must make their own decisions as to whether to exchange their notes, and if they decide to do so, the principal amount of the notes to exchange.

About Verso Paper Corp.

Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products, with $1.5 billion in net sales for the year ended December 31, 2012. Verso is headquartered in Memphis, Tennessee, and owns paper mills in Maine and Michigan. Total production capacity generated from these mills is 1.5 million tons of paper and 930,000 tons of pulp. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising. Additional information about Verso is available on its website at www.versopaper.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Contact

Robert P. Mundy

Senior Vice President and Chief Financial Officer

(901) 369-4128

robert.mundy@versopaper.com

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